Exhibit 99.1

“Medical Practice Income a subsidiary of USA Equities Corp (USAQ), Announces Exclusive Distribution Agreement with MedScience Research Group”

WEST PALM BEACH, FL – (October 26, 2020) – USA EQUITIES CORP. (OTCQB: USAQ) (the “Company,” “we,” or “our”) and its wholly owned subsidiary Medical Practice Income, announced an exclusive distribution agreement (the “Agreement”) with MedScience Research Group, Inc. (“MedScience”) today. MedScience granted the Company an exclusive right to distribute its allergy diagnostics and allergen immunotherapy system and related components (the “Products”) to physicians which are not allergy specialists.

Troy Grogan, President and Chief Executive Officer of USA Equities Corp., stated, “We are excited to take this next step in our plan to enhance the management of chronic diseases at the primary care level with this exclusive distribution agreement. I expect this agreement will have an immediate positive impact on USAQ’s revenue in Q4 2020. Our management and our medical advisory board have significant experience in the primary care market and view this agreement in very positive terms. As we previously disclosed, we have been evaluating opportunities within this market because of our experience, and we believe that this particular opportunity can provide tremendous value for our stockholders going forward.”

MedScience’s innovative, FDA cleared, flagship product line, AllergiEnd® have already distinguished themselves as a leader in bringing allergy technology to the primary care physician’s practice. With seven issued patents, to date, including utility and method patents, as well several Federally registered trademarks, this proprietary line of diagnostic equipment and products, designed for the primary care environment, provides the non-allergy specialist physician with a broader avenue in which to practice evidence-based medicine, benefitting both the patient and the doctor’s practice. MedScience’s mission to enhance the quality of life of individuals and populations through research, evidence-based diagnostics, innovative intervention, and education, while also enhancing the physician’s practice closely aligns with the mission and goals of the Company.

“We are thrilled to have the opportunity to partner with MedScience and believe MedScience’s philosophy and commitment to innovative and premium quality products closely aligns with the Company’s mission and vision and will make this a fruitful partnership for both parties. While this is just the first step, we are enthusiastic for what is to come and for the growth opportunities that this agreement represents for the company’s future,” Mr. Grogan concluded.

About USA Equities Corp (OTCQB: USAQ)

On December 20, 2019 USA Equities Corp entered into and consummated a share exchange with the former stockholders of Medical Practice Income, Inc. (MPI), a Florida corporation. As a result of the Share Exchange, MPI became our wholly-owned-subsidiary. We are focused on value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior based remote patient monitoring, chronic care and preventive medicine. The Company’s intellectual properties, products and information service portfolio is directed towards prevention, early detection, management, and reversal of cardio-metabolic and other chronic diseases. Our principle objectives are to develop proprietary software tools, devices, and approaches, providing more granular, timely, and specific clinical decision-making information for practicing physicians and other health care providers to address todays obese, diabetic and cardiovascular disease population and is located in West Palm Beach, Florida. For more information, visit www.MedicalPracticeIncome.com/discover .

Forward-Looking Statements

This press release contains forward-looking statements which are identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that involve risks and uncertainties. These statements have not been based solely on historical facts but on USA Equities Corp current expectations about future events and results. You should consider that as such statements relate to future matters, they are subject to various inherent risks, uncertainties and assumptions that could cause actual results or events to differ materially from expectations described in the forward-looking statement. Various important factors could cause actual results or events to differ materially from the forward-looking statements that USA Equities Corp makes, including, but not limited to, the risk that software development and studies may be delayed and may not have satisfactory outcomes, the risk that costs required to continue our Software as a Service (SaaS) or to expand our operations will be higher than anticipated and other risks described in the “Risk Factors” section of our Annual Report on Form 10-K filed by USA Equities Corp with the SEC on February 21, 2020. Except where required by law, USA Equities Corp. has no intention to update or revise forward looking statements, or to publish prospective financial information in the future, regardless of whether new information, future events or any other factors affect the information contained in this presentation. None of USA Equities Corp Directors, Consultants, or any other person named with their consent in this presentation can assure you that any forward-looking statement or result expressed or implied by any forward-looking statement will be achieved.

Investor Relations Contact:

Keith Pinder

Landon Capital

(404) 995-6671

kpinder@landoncapital.net